Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES RECORD THIRD QUARTER EARNINGS AND A 5% CASH DIVIDEND INCREASE

NORWICH, NY (October 28, 2013) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported net income for the three months ended September 30, 2013 of $19.3 million, up from $16.9 million from the prior quarter, and up from $14.5 million for the third quarter of 2012.  Reported earnings per diluted share for the three months ended September 30, 2013 was $0.44 as compared to $0.38 from the prior quarter and $0.43 for the third quarter of 2012.  The third quarter 2013 earnings represent the third highest quarterly earnings per diluted share reported in the Company’s history.

Core net income for the three months ended September 30, 2013 was $19.4 million, up 8.5% from $17.8 million for the prior quarter, and up 34.9% from $14.4 million for the third quarter of 2012.  Core diluted earnings per share for the three months ended September 30, 2013 was $0.44, up from $0.40 for the prior quarter, and up from $0.42 for the third quarter of 2012.

Reported net income for the nine months ended September 30, 2013 was $43.8 million, up from $41.4 million for the same period last year.  2013 results included the impact of the acquisition of Alliance in March 2013, including approximately $12.3 million in merger related expenses.  Reported diluted earnings per share for the nine months ended September 30, 2013 was $1.05, as compared to $1.23 for the same period in 2012.

Core net income for the nine months ended September 30, 2013 was $51.5 million, up 24.9% from $41.2 million for the same period in 2012, due primarily to the impact of the Alliance acquisition.  Core diluted earnings per share for the nine months ended September 30, 2013 was $1.23, equivalent to the same period last year.

Third Quarter Highlights:

•	Core diluted EPS $0.44, up from $0.40 in the prior quarter and $0.42 for the third quarter of 2012

•	Strong loan growth continued in the third quarter (5.7% annualized)

•	Continued progress on operational efficiencies

“We are very pleased with our third quarter results, which were characterized by strong organic loan growth, earnings growth, stable asset quality and continued improvement in operational efficiencies,” said NBT President and CEO Martin Dietrich. “In addition, we are especially proud of the successful integration of Alliance Bank into NBT Bank that has strengthened our position in central New York. Through this acquisition, which is the largest in NBT’s history, we have achieved the cost savings and operational synergies we identified and ushered in a new era for NBT. Over the last two years, we have added $2 billion to our balance sheet through strategic expansion, providing NBT with significant new growth opportunities in markets where we believe we are well positioned to build upon our foundations and leverage the strong potential that exists.   Finally, we are glad to have the opportunity to share our successes with our shareholders in the form of a 5% cash dividend increase.”

Net interest income was $62.2 million for the three months ended September 30, 2013, up marginally from the prior quarter, and up $9.6 million from the third quarter of 2012 primarily due to the acquisition of Alliance.  Average interest earning assets were up $50.1 million, or 0.7%, for the third quarter of 2013 as compared to the prior quarter, driven primarily by organic loan production during the third quarter.  This increase was offset by a decrease in the yields on interest earning assets from 4.16% for the second quarter of 2013 to 4.08% for the third quarter, driven primarily by the 13 bp decrease in loan yields.  Average interest bearing liabilities showed a 0.8% decrease from the second quarter of 2013 to the third quarter and rates paid on interest bearing liabilities decreased 5 bps during the same period resulting in a 7.6% decrease in interest expense from the second quarter of 2013 to the third quarter.

The Company’s Fully Tax Equivalent (“FTE”) net interest margin was 3.65% for the three months ended September 30, 2013, down from 3.69% from the prior quarter, and down from 3.90% for the third quarter of 2012.  Rate compression on earning assets continued to negatively impact net interest margin in the third quarter of 2013 as evidenced by decreasing loan yields from 4.76% for the second quarter of 2013 to 4.63% for the third quarter of 2013.  The rate compression on earning assets was partially offset by the 5 bp decrease in the rates paid on interest bearing liabilities in the third quarter of 2013 versus the prior quarter.  This decrease was primarily driven by decreases in rates paid on long-term debt as maturing higher cost borrowings were replaced with lower rate short term borrowings.

Net interest income was $176.0 million for the nine months ended September 30, 2013, up 16.0% from the same period in 2012.  This increase from the prior year was due primarily to the 22.0% increase in average earning assets for the nine months ended September 30, 2013 over the prior year.  The acquisition of Alliance in March 2013 as well as the full year impact of 2012 loan growth contributed to the growth in average earning assets.

The Company’s FTE net interest margin was 3.67% for the nine months ended September 30, 2013, down from 3.87% for the same period last year.  Rate compression on earning assets continued to negatively impact net interest margin for the first nine months of 2013 as evidenced by decreasing loan yields from 5.21% for the first nine months of 2012 to 4.75% for the first nine months of 2013.  In addition, yields on available for sale securities declined 49 bps in the first nine months of 2013 as compared to the same period in 2012.  The rate compression on earning assets was partially offset by the 24 bp decrease in the rates paid on interest bearing liabilities in the first nine months of 2013 as compared to the same period in 2012.

Noninterest income for the three months ended September 30, 2013 was $27.1 million, up 6.3% from the prior quarter, and up 25.5% from the third quarter of 2012 due primarily to the acquisition of Alliance.  The increase from the prior quarter was driven primarily by an increase in other noninterest income, which increased $0.8 million from the prior quarter.  Increases in loan fees collected and swap fees recognized during the third quarter contributed to this increase.  In addition, the Company recorded $0.3 million in securities gains during the third quarter, as compared to securities losses totaling $0.1 million for the second quarter of 2013.

Noninterest income for the nine months ended September 30, 2013 was $77.9 million, up 19.2% from the same period in 2012, with the primary drivers being increases in trust revenue and ATM and debit card fees driven primarily by the acquisition of Alliance.  In addition, the Company experienced a 9.8% increase in insurance and financial services revenue for the nine months ended September 30, 2013 as compared to the same period in 2012, due primarily to an increase in insurance revenue of $1.0 million as well as an increase in financial services revenue of $0.6 million.  Retirement plan administration fees were also up 16.6% for the nine months ended September 30, 2013 as compared to the same period in 2012 due to growth in new business of 2013.

Noninterest expense for the three months ended September 30, 2013 was $56.3 million, down 0.3% from the prior quarter, and up 13.9% from the third quarter of 2012 primarily due to the acquisition of Alliance.  Excluding merger expenses totaling $0.3 million and $1.3 million during the third quarter and second quarter of 2013, respectively, noninterest expense was up $0.8 million, or 1.4%, for the third quarter of 2013 as compared to the prior quarter.  Income tax expense for the three month period ended September 30, 2013 was $8.6 million, up from $7.4 million from the prior quarter, and up from $5.5 million for the third quarter of 2012.  The increase from previous quarters is due primarily to the increase in pre-tax income during the third quarter.  The effective tax rate was 31.0% for the third quarter and 30.5% for the second quarter of 2013.

Noninterest expense for the nine months ended September 30, 2013 was $173.4 million, up $28.1 million or 19.4%, from the same period in 2012.  Excluding merger expenses totaling $12.3 million and $1.9 million for the nine months ended September 30, 2013 and 2012, respectively, noninterest expense was up $17.8 million, or 12.4%, for the first nine months of 2013 as compared to the same period in 2012.  Several noninterest expense categories were affected by the acquisition of Alliance in March 2013 and the full year impact of the 2012 acquisition of Hampshire First Bank with salaries and employee benefits and occupancy expenses being the primary drivers of the increase over last year.  Income tax expense for the nine months ended September 30, 2013 was $19.4 million, up from $17.0 million from the same period in 2012 due primarily to the increase in pre-tax income for the first nine months of 2013 and an increase in the effective tax rate to 30.7% for the nine months ended September 30, 2013 as compared with 29.1% for the same period last year.

Asset Quality

Net charge-offs were $6.2 million for the three months ended September 30, 2013, up from $4.0 million for the prior quarter, due primarily to the third quarter charge-off of one commercial real estate loan that was provided for in the prior quarter.  The Company recorded a provision for loan losses of $5.2 million for the three months ended September 30, 2013, compared with $6.4 million for the prior quarter, and $4.8 million for the third quarter of 2012.  The decrease from the prior quarter was due primarily to a $1.4 million specific reserve established on the aforementioned commercial real estate loan during the second quarter of 2013.

Net charge-offs were $16.4 million for the nine months ended September 30, 2013, up from $13.9 million from the same period in 2012 due primarily to two commercial loan charge-offs in 2013 totaling $3.7 million, of which $2.2 million was previously provided for in 2012.  Annualized net charge-offs to average loans for the nine months ended September 30, 2013 was 0.44%, compared to 0.47% for the same period last year.  The Company recorded a provision for loan losses of $17.3 million for the nine months ended September 30, 2013, compared with $13.3 million for the same period in 2012.  This increase was due primarily to organic loan growth during the period and a higher level of charge-offs in 2013.

Nonperforming loans to total loans was 0.83% at September 30, 2013, up 3 bps from the prior quarter, and down from 0.98% at December 31, 2012.  Past due loans as a percentage of total loans were 0.70% for the third quarter as compared to 0.71% for the second quarter of 2013, as well as December 31, 2012.

The allowance for loan losses totaled $70.2 million at September 30, 2013, compared to $71.2 million at June 30, 2013 and $69.3 million at December 31, 2012.  The allowance for loan losses as a percentage of loans was 1.31% (1.60% excluding acquired loans with no related allowance recorded) at September 30, 2013, compared to 1.35% (1.68% excluding acquired loans with no related allowance recorded) at June 30, 2013 and 1.62% (1.71% excluding acquired loans with no related allowance recorded) at December 31, 2012.

Balance Sheet

Total assets were $7.7 billion at September 30, 2013, up $1.6 billion (approximately $1.4 billion from Alliance acquisition) or 26.9% from December 31, 2012.  Loans were $5.4 billion at September 30, 2013, up $1.1 billion from December 31, 2012, primarily due to approximately $904 million from the Alliance acquisition coupled with strong organic loan growth during the second and third quarters of 2013.  Total deposits were $6.0 billion at September 30, 2013, up $1.2 billion from December 31, 2012, primarily due to the Alliance acquisition.  Stockholders’ equity was $795.6 million, representing a total equity-to-total assets ratio of 10.37% at September 30, 2013, compared with $582.3 million or a total equity-to-total assets ratio of 9.64% at December 31, 2012.

Stock Repurchase Program

Under a previously disclosed stock repurchase plan, the Company purchased 584,925 shares of its common stock during the nine month period ended September 30, 2013, for a total of $12.5 million at an average price of $21.30 per share.  At September 30, 2013, there were 163,088 shares available for repurchase under this plan, which expires on December 31, 2013.  On July 22, 2013, the NBT Board of Directors authorized a new repurchase program for NBT to repurchase up to an additional 1,000,000 shares of its outstanding common stock.  This plan expires on December 31, 2014.

Dividend

The NBT Board of Directors declared a 2013 fourth-quarter cash dividend of $0.21 per share at a meeting held today.  This marks a 5% increase from the prior quarter dividend.  The dividend will be paid on December 15, 2013 to shareholders of record as of December 1, 2013.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $7.7 billion at September 30, 2013.  The company primarily operates through NBT Bank, N.A., a full-service community bank with two geographic divisions, and through two financial services companies.  NBT Bank, N.A. has 160 locations, including 125 NBT Bank offices in upstate New York, northwestern Vermont, western Massachusetts,  and southern New Hampshire.  NBT’s Pennstar Bank division operates from 35 Pennstar Bank offices in northeastern Pennsylvania. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. Mang Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; (7) adverse changes may occur in the securities markets or with respect to inflation; (8) operating costs, customer losses and business disruption following the recently completed acquisition of alliance, including adverse effects of relationships with employees, may be greater than expected; and (9) the risk that the anticipated benefits, costs savings and any other savings from the merger may not be fully realized or may take longer than expected to realize.  Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures adjust GAAP measures to exclude the effects of sales of securities and certain non-recurring and merger-related expenses.  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provided useful information that is important to an understanding of the operating results of NBT’s core business (due to the non-recurring nature of the excluded items).  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2013			2012
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Reconciliation of Non-GAAP Financial Measures:
Reported net income (GAAP)	$19,257	$16,916	$7,649	$13,116	$14,535
Adj: (Gain) / Loss on sale of securities, net (net of tax)	(228)	42	(795)	(15)	(18)
Adj: Other adjustments (net of tax) (1)	110	-	-	-	239
Plus: Merger related expenses (net of tax)	224	882	7,423	496	388
Reversal of uncertain tax position	-	-	-	-	(790)
Total Adjustments	106	924	6,628	481	(181)
Core net income	$19,363	$17,840	$14,277	$13,597	$14,354

Profitability:
Core Diluted Earnings Per Share	$0.44	$0.40	$0.39	$0.40	$0.42
Diluted Earnings Per Share	$0.44	$0.38	$0.21	$0.39	$0.43
Weighted Average Diluted
Common Shares Outstanding	44,135,114	44,316,531	36,794,356	33,987,465	33,961,375
Core Return on Average Assets (2)	1.02%	0.95%	0.90%	0.89%	0.96%
Return on Average Assets (2)	1.01%	0.90%	0.48%	0.86%	0.97%
Core Return on Average Equity (2)	9.67%	8.88%	9.01%	9.34%	10.00%
Return on Average Equity (2)	9.62%	8.42%	4.83%	9.01%	10.13%
Core Return on Average Tangible Common Equity (2)(4)	15.95%	14.57%	13.58%	13.71%	14.74%
Return on Average Tangible Common Equity (2)(4)	15.86%	13.85%	7.49%	13.25%	14.93%
Net Interest Margin (3)	3.65%	3.69%	3.68%	3.83%	3.90%

Nine Months Ended September 30,

Reconciliation of Non-GAAP Financial Measures:	2013	2012
Reported net income (GAAP)	$43,822	$41,442
Adj: (Gain) / Loss on sale of securities, net (net of tax)	(981)	(405)
Adj: Other adjustments (net of tax) (6)	110	(365)
Plus: Merger related expenses (net of tax)	8,529	1,322
Reversal of uncertain tax position	-	(790)
Total Adjustments	7,658	(238)
Core net income	$51,480	$41,204

Profitability:
Core Diluted Earnings Per Share	$1.23	$1.23
Diluted Earnings Per Share	$1.05	$1.23
Weighted Average Diluted
Common Shares Outstanding	41,768,796	33,626,071
Core Return on Average Assets (2)	0.96%	0.95%
Return on Average Assets (2)	0.82%	0.95%
Core Return on Average Equity (2)	9.20%	9.91%
Return on Average Equity (2)	7.83%	9.97%
Core Return on Average Tangible Common Equity (2)(5)	14.75%	14.37%
Return on Average Tangible Common Equity (2)(5)	12.64%	14.45%
Net Interest Margin (3)	3.67%	3.87%

(1)	Primarily reorganization expenses for 2013 and a write-down of an other asset for 2012
(2)	Annualized
(3)	Calculated on a Fully Tax Equivalent (“FTE”)
(4)	Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2013			2012
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Average stockholders' equity	$794,273	$806,200	$642,693	$579,211	$570,880
Less: average goodwill and other intangibles	292,271	292,775	200,779	169,612	169,445
Average tangible common equity	$502,002	$513,425	$441,914	$409,599	$401,435

(5)	Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	9 Months ended September 30,
	2013	2012
Average stockholders' equity	$748,277	$555,182
Less: average goodwill and other intangibles	262,277	158,035
Average tangible common equity	$486,000	$397,147

(6)	Reorganization expenses for 2013; prepayment penalty income and flood insurance recoveries, partially offset by an other asset write-down for 2012

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2013			2012
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Balance Sheet Data:
Securities Available for Sale	$1,385,734	$1,390,403	$1,465,791	$1,147,999	$1,191,107
Securities Held to Maturity	118,259	122,302	62,474	60,563	61,302
Net Loans	5,297,047	5,219,526	5,126,299	4,208,282	4,180,385
Total Assets	7,668,903	7,534,518	7,610,831	6,042,259	6,028,916
Total Deposits	6,003,138	5,878,176	6,015,963	4,784,349	4,806,015
Total Borrowings	783,439	795,918	715,728	605,855	579,931
Total Liabilities	6,873,344	6,742,943	6,807,536	5,459,986	5,452,255
Stockholders' Equity	795,559	791,575	803,295	582,273	576,661

Asset Quality:
Nonaccrual Loans	$41,418	$40,525	$41,726	$39,676	$42,661
90 Days Past Due and Still Accruing	3,286	2,004	1,651	2,448	2,963
Total Nonperforming Loans	44,704	42,529	43,377	42,124	45,624
Other Real Estate Owned	3,626	3,757	2,864	2,276	1,863
Total Nonperforming Assets	48,330	46,286	46,241	44,400	47,487
Allowance for Loan Losses	70,184	71,184	68,734	69,334	70,734
Allowance for Loan Losses to Total Originated Loans (1)	1.60%	1.68%	1.69%	1.72%	1.77%
Allowance for Loan Losses to Total Loans	1.31%	1.35%	1.32%	1.62%	1.66%
Total Nonperforming Loans to Total Loans	0.83%	0.80%	0.83%	0.98%	1.07%
Total Nonperforming Assets to Total Assets	0.63%	0.61%	0.61%	0.73%	0.79%
Past Due Loans to Total Loans	0.70%	0.71%	0.81%	0.71%	0.65%
Allowance for Loan Losses to Total Nonperforming Loans	157.00%	167.38%	158.46%	164.60%	155.04%
Net Charge-Offs to Average Loans (4)	0.46%	0.30%	0.56%	0.78%	0.45%

Capital:
Equity to Assets	10.37%	10.51%	10.55%	9.64%	9.56%
Book Value Per Share	$18.38	$18.18	$18.36	$17.24	$17.09
Tangible Book Value Per Share (2)	$11.64	$11.46	$11.67	$12.23	$12.06
Tier 1 Leverage Ratio (3)	8.79%	8.72%	10.25%	8.54%	8.51%
Tier 1 Capital Ratio	11.46%	11.20%	11.33%	11.00%	10.82%
Total Risk-Based Capital Ratio	12.71%	12.45%	12.58%	12.25%	12.07%
Common Stock Price (End of Period)	$22.98	$21.17	$22.15	$20.27	$22.07

(1)	Excludes acquired loans with no related allowance recorded
(2)	Stockholders' equity less goodwill and intangible assets divided by common shares outstanding
(3)	The Tier 1 Leverage Ratio for the first quarter of 2013 was impacted by timing of the acquisition of Alliance on March 8, 2013
(4)	Annualized

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited, dollars in thousands)

	September 30,	December 31,
ASSETS	2013	2012
Cash and due from banks	$205,884	$157,094
Short term interest bearing accounts	2,358	6,574
Securities available for sale, at fair value	1,385,734	1,147,999
Securities held to maturity (fair value of $115,622 and $61,535 at September 30, 2013 and December 31, 2012, respectively)	118,259	60,563
Trading securities	5,285	3,918
Federal Reserve and Federal Home Loan Bank stock	43,490	29,920
Loans	5,367,231	4,277,616
Less allowance for loan losses	70,184	69,334
Net loans	5,297,047	4,208,282
Premises and equipment, net	86,891	77,875
Goodwill	265,052	152,373
Intangible assets, net	26,857	16,962
Bank owned life insurance	113,821	80,702
Other assets	118,225	99,997
TOTAL ASSETS	$7,668,903	$6,042,259

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$1,595,571	$1,242,712
Savings, NOW, and money market	3,343,837	2,558,376
Time	1,063,730	983,261
Total deposits	6,003,138	4,784,349
Short-term borrowings	373,234	162,941
Long-term debt	309,009	367,492
Junior subordinated debt	101,196	75,422
Other liabilities	86,767	69,782
Total liabilities	6,873,344	5,459,986

Total stockholders' equity	795,559	582,273

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,668,903	$6,042,259

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Interest, fee and dividend income:
Loans	$61,773	$53,817	$177,499	$154,534
Securities available for sale	6,520	6,550	18,803	21,024
Securities held to maturity	804	572	1,877	1,829
Other	472	348	1,363	1,153
Total interest, fee and dividend income	69,569	61,287	199,542	178,540
Interest expense:
Deposits	3,999	4,544	12,445	14,521
Short-term borrowings	232	60	341	149
Long-term debt	2,561	3,640	9,196	10,801
Trust preferred debt	551	436	1,539	1,319
Total interest expense	7,343	8,680	23,521	26,790
Net interest income	62,226	52,607	176,021	151,750
Provision for loan losses	5,198	4,755	17,258	13,329
Net interest income after provision for loan losses	57,028	47,852	158,763	138,421
Noninterest income:
Insurance and other financial services revenue	6,038	5,591	18,686	17,024
Service charges on deposit accounts	5,055	4,626	14,311	13,538
ATM and debit card fees	4,276	3,378	11,562	9,403
Retirement plan administration fees	3,062	2,718	8,701	7,462
Trust	4,345	2,242	11,957	6,683
Bank owned life insurance income	913	639	2,648	2,228
Net securities gains	329	26	1,413	578
Other	3,129	2,407	8,635	8,449
Total noninterest income	27,147	21,627	77,913	65,365
Noninterest expense:
Salaries and employee benefits	29,267	26,641	85,474	78,358
Occupancy	5,262	4,437	15,458	13,150
Data processing and communications	4,059	3,352	11,368	10,041
Professional fees and outside services	3,202	2,735	9,340	7,848
Equipment	2,988	2,435	8,480	7,224
Office supplies and postage	1,640	1,597	4,886	4,842
FDIC expenses	1,285	939	3,688	2,812
Advertising	722	701	2,445	2,308
Amortization of intangible assets	1,346	870	3,548	2,530
Loan collection and other real estate owned	886	614	2,025	2,051
Merger related	326	558	12,276	1,895
Other operating	5,303	4,552	14,453	12,236
Total noninterest expense	56,286	49,431	173,441	145,295
Income before income taxes	27,889	20,048	63,235	58,491
Income taxes	8,632	5,513	19,413	17,049
Net income	$19,257	$14,535	$43,822	$41,442
Earnings Per Share:
Basic	$0.44	$0.43	$1.06	$1.24
Diluted	$0.44	$0.43	$1.05	$1.23

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	2013			2012
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest, fee and dividend income:
Loans	$61,773	$62,031	$53,695	$53,924	$53,817
Securities available for sale	6,520	6,537	5,746	5,981	6,550
Securities held to maturity	804	548	525	549	572
Other	472	488	403	403	348
Total interest, fee and dividend income	69,569	69,604	60,369	60,857	61,287
Interest expense:
Deposits	3,999	4,296	4,150	4,327	4,544
Short-term borrowings	232	67	42	39	60
Long-term debt	2,561	3,026	3,609	3,627	3,640
Junior subordinated debt	551	560	428	411	436
Total interest expense	7,343	7,949	8,229	8,404	8,680
Net interest income	62,226	61,655	52,140	52,453	52,607
Provision for loan losses	5,198	6,402	5,658	6,940	4,755
Net interest income after provision for loan losses	57,028	55,253	46,482	45,513	47,852
Noninterest income:
Insurance and other financial services revenue	6,038	5,755	6,893	5,363	5,591
Service charges on deposit accounts	5,055	4,933	4,323	4,687	4,626
ATM and debit card fees	4,276	4,044	3,242	2,955	3,378
Retirement plan administration fees	3,062	2,957	2,682	2,635	2,718
Trust	4,345	4,699	2,913	2,489	2,242
Bank owned life insurance income	913	886	849	849	639
Net securities gains (losses)	329	(61)	1,145	21	26
Other	3,129	2,324	3,182	2,963	2,407
Total noninterest income	27,147	25,537	25,229	21,962	21,627
Noninterest expense:
Salaries and employee benefits	29,267	29,160	27,047	26,457	26,641
Occupancy	5,262	5,219	4,977	4,265	4,437
Data processing and communications	4,059	3,854	3,455	3,396	3,352
Professional fees and outside services	3,202	3,237	2,901	2,615	2,735
Equipment	2,988	2,910	2,582	2,403	2,435
Office supplies and postage	1,640	1,656	1,590	1,647	1,597
FDIC expenses	1,285	1,273	1,130	1,020	939
Advertising	722	1,000	723	581	701
Amortization of intangible assets	1,346	1,351	851	864	870
Loan collection and other real estate owned	886	421	718	509	614
Merger	326	1,269	10,681	713	558
Other operating	5,303	5,100	4,050	4,122	4,552
Total noninterest expense	56,286	56,450	60,705	48,592	49,431
Income before income taxes	27,889	24,340	11,006	18,883	20,048
Income taxes	8,632	7,424	3,357	5,767	5,513
Net income	$19,257	$16,916	$7,649	$13,116	$14,535
Earnings per share:
Basic	$0.44	$0.39	$0.21	$0.39	$0.43
Diluted	$0.44	$0.38	$0.21	$0.39	$0.43

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
AVERAGE BALANCE SHEETS
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q3 - 2013		Q2 - 2013		Q1 - 2013		Q4 - 2012		Q3 - 2012
ASSETS:
Short-term interest bearing accounts	$1,955	1.73%	$41,313	0.57%	$75,110	0.21%	$72,660	0.26%	$10,392	0.43%
Securities available for sale (1)(2)	1,387,714	2.00%	1,428,864	1.97%	1,197,238	2.09%	1,123,110	2.27%	1,168,326	2.39%
Securities held to maturity (1)	118,781	3.54%	62,463	5.23%	52,905	6.06%	60,651	5.42%	62,746	5.46%
Investment in FRB and FHLB Banks	43,895	4.20%	35,497	4.85%	31,312	4.75%	29,801	4.75%	28,706	4.67%
Loans (3)	5,309,446	4.63%	5,243,534	4.76%	4,492,106	4.87%	4,264,680	5.05%	4,197,046	5.12%
Total interest earning assets	$6,861,791	4.08%	$6,811,671	4.16%	$5,848,671	4.25%	$5,550,902	4.43%	$5,467,216	4.53%
Other assets	671,482		705,869		554,355		503,124		504,194
Total assets	$7,533,273		$7,517,540		$6,403,026		$6,054,026		$5,971,410

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,360,067	0.15%	$1,402,429	0.15%	$1,190,555	0.14%	$1,149,248	0.14%	$1,111,624	0.18%
NOW deposit accounts	877,387	0.13%	927,037	0.19%	799,219	0.23%	752,737	0.25%	686,768	0.22%
Savings deposits	984,093	0.09%	983,413	0.09%	770,559	0.08%	694,226	0.08%	706,927	0.08%
Time deposits	1,081,549	1.09%	1,136,511	1.10%	1,015,711	1.26%	1,006,581	1.31%	1,035,868	1.35%
Total interest bearing deposits	$4,303,096	0.37%	$4,449,390	0.39%	$3,776,044	0.45%	$3,602,792	0.48%	$3,541,187	0.51%
Short-term borrowings	383,238	0.24%	229,906	0.12%	168,783	0.10%	150,372	0.10%	178,277	0.13%
Junior subordinated debentures	101,196	2.16%	101,196	2.22%	82,295	2.11%	75,422	2.17%	75,422	2.30%
Long-term debt	309,069	3.29%	355,702	3.41%	382,177	3.83%	367,312	3.93%	367,146	3.94%
Total interest bearing liabilities	$5,096,599	0.57%	$5,136,194	0.62%	$4,409,299	0.76%	$4,195,898	0.80%	$4,162,032	0.83%
Demand deposits	1,559,506		1,496,486		1,283,737		1,210,440		1,173,638
Other liabilities	82,896		78,660		67,297		68,477		64,860
Stockholders' equity	794,272		806,200		642,693		579,211		570,880
Total liabilities and stockholders' equity	$7,533,273		$7,517,540		$6,403,026		$6,054,026		$5,971,410

Interest rate spread		3.51%		3.54%		3.49%		3.63%		3.70%
Net interest margin		3.65%		3.69%		3.68%		3.83%		3.90%

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES
(unaudited, dollars in thousands)

						2013
	2013			2012		Acquired
	3rd Q	2nd Q	1st Q	4th Q	3rd Q	Balances *
Residential real estate mortgages	$1,028,158	$1,001,642	$996,925	$651,107	$650,448	$333,105
Commercial	849,095	867,513	829,766	694,799	697,213	179,672
Commercial real estate mortgages	1,302,978	1,241,271	1,233,763	1,072,807	1,083,675	117,752
Real estate construction and development	116,662	152,548	136,402	123,078	99,181	-
Agricultural and agricultural real estate mortgages	110,113	107,565	107,023	112,687	112,822	-
Consumer	1,327,203	1,284,888	1,253,645	1,047,856	1,031,572	200,470
Home equity	633,022	635,283	637,509	575,282	576,208	73,474
Total loans	$5,367,231	$5,290,710	$5,195,033	$4,277,616	$4,251,119	$904,473

*  Balances are as of Alliance acquisition date of March 8, 2013